UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 27, 2019, Coty Inc. (NYSE: COTY) (the “Company” or “Coty”) ) entered into Amendment No. 1 (the “Amended Credit Agreement”) to its Amended and Restated Credit Agreement, dated as of April 5, 2018 (the “2018 Credit Agreement”), with Coty B.V., a Dutch subsidiary of Coty (the “Dutch Borrower”), the other borrowers party thereto from time to time, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

The Amended Credit Agreement modifies the 2018 Credit Agreement by amending the financial covenants to (i) delay until March 31, 2022 the total net leverage ratio step down from 5.25 to 5.0, (ii) extend the applicable window for certain cost savings add-backs in the calculation of Adjusted EBITDA for purpose of determining the total net leverage ratio, and (iii) amend the determination of the exchange rate to be used for purposes of calculating “Total Indebtedness” for purposes of the total net leverage ratio, and decreasing the total commitments under the revolving credit facility by $500 million, to $2.750 million.

The foregoing summary of the Amended Credit Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Amended Credit Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
10.1
Amendment No. 1, dated June 27, 2019, to the Amended and Restated Credit Agreement, dated April 5, 2018, by and among Coty Inc., Coty B.V., the other borrowers party thereto from time to time, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: July 1, 2019	By:	/s/ Pierre-Andre Terisse
Pierre-Andre Terisse
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 1, dated June 27, 2019, to the Amended and Restated Credit Agreement, dated April 5, 2018, by and among Coty Inc., Coty B.V., the other borrowers party thereto from time to time, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.